EXHIBIT 10.5

SIEBEL SYSTEMS, INC.
INDEMNITY AGREEMENT

THIS AGREEMENT is made and entered into this ____ day of__________, 20__ by and between SIEBEL SYSTEMS, INC., a Delaware corporation (the "Corporation"), and ______________________ ("Agent").

RECITALS

Whereas, Agent performs a valuable service to the Corporation in the capacity as [a director][an officer] of the Corporation;

Whereas, the stockholders of the Corporation have adopted bylaws (the "Bylaws") providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the "Code");

Whereas, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons; and

Whereas, in order to induce Agent to continue to serve as a director, officer, or employee of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Agent;

Now, Therefore, in consideration of Agent's continued service as a director, officer, or employee of the Corporation that began on _________ ___, _____, the parties hereto agree as follows:

AGREEMENT

1. SERVICES TO THE CORPORATION. Agent will serve, at the will of the Corporation or under separate contract, if any such contract exists, as a director, officer, or employee of the Corporation or as a director, officer or other fiduciary of an affiliate of the Corporation faithfully and to the best of Agent's ability so long as Agent is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Corporation or such affiliate; provided, however, that Agent may at any time and for any reason resign from such position (subject to any contractual obligation that Agent may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Agent in any such position.

2. INDEMNITY OF AGENT. The Corporation hereby agrees to hold harmless and indemnify Agent at all times during the term of such Agent's service as a director, officer, or employee of the Corporation or as a director, officer or other fiduciary of an affiliate of the Corporation to the fullest extent authorized or permitted by the provisions of the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment). These obligations and the other obligations of the Corporation in this Agreement apply regardless of whether the conduct giving rise to the obligations occurred before or occur after the date this Agreement is executed.

3. CONTINUATION OF INDEMNITY. All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Agent was serving as a director, officer, or employee of the Corporation.

4. PARTIAL INDEMNIFICATION. Agent shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay in connection with any action, suit or proceeding even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent

5. NOTIFICATION AND DEFENSE OF CLAIM. Not later than thirty (30) days after receipt by Agent of notice of the commencement of any action, suit or proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Agent notifies the Corporation of the commencement thereof:

(a) the Corporation will be entitled to participate therein at its own expense;

(b) except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent; provided, however, that the fees and expenses of Agent's separate counsel shall be borne by the Corporation if (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) Agent reasonably shall have concluded that there may be a conflict of interest between the Corporation and Agent in the conduct of the defense of such action or (iii) the Corporation in fact shall not have employed counsel to assume the defense of such action. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above; and

(c) the Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent without Agent's written consent, which may be given or withheld in Agent's sole discretion.

6. EXPENSES. Promptly following request therefor, the Corporation shall advance, prior to the final disposition of any proceeding, all expenses incurred by Agent in connection with such proceeding upon receipt of an undertaking by or on behalf of Agent to repay such amounts if it shall ultimately be determined by a final judicial decision from which there is no further right of appeal that Agent is not entitled to be indemnified.

7. ENFORCEMENT. Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of request therefor. Agent, in such enforcement action, if successful in whole or in part, also shall be entitled to be paid the expense of prosecuting Agent's claim. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.

8. SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

9. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on Agent by this Agreement shall not be exclusive of any other right Agent may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in Agent's official capacity and as to action in another capacity while holding office.

10. SURVIVAL OF RIGHTS.

(a) The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent's heirs, executors and administrators.

(b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

11. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity contained herein or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation nevertheless shall indemnify Agent to the fullest extent provided by the Bylaws, the Code or any other applicable law.

12. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

13. [PRIOR AGREEMENT. Effective upon the date of this Agreement, the Indemnity Agreement previously entered into by and between the Corporation and Agent is superseded by the rights and covenants set forth in this Agreement.]

14. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless signed in writing by both parties hereto.

15. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed for all purposes to be an original but all of which together shall constitute this Agreement.

16. HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

17. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

(a) If to Agent, at the address indicated on the signature page hereof.

(b) If to the Corporation, to

Siebel Systems, Inc.
2207 Bridgepointe Parkway
San Mateo, CA 94404

or to such other address as may have been furnished to Agent by the Corporation, or to such other address as the Agent may direct in writing the Corporation to use.

In Witness Whereof, the parties hereto have executed this Agreement on and as of the day and year first above written.

Siebel Systems, Inc.

By: __________________________________

Title: _____________________________

AGENT

___________________________________________
(Signature)

Print Name and Address:

___________________________________________

c/o Siebel Systems, Inc.
2207 Bridgepointe Parkway
San Mateo, CA 94404